SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Bulldog Investors, LLC
Attn: Phillip Goldstein
Park 80 West
250 Pehle Ave, Ste 708
Saddle Brook, NJ 07663
Phone: 201 556-0092
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement [x]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Stewart Information Services Corporation
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:


PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF STEWART INFORMATION SERVICES CORPORATION FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2015

Bulldog Investors, LLC, is sending this proxy statement and the enclosed [COLOR] proxy card to common stockholders of Stewart Information Services Corporation ("Stewart") of record on March 2, 2015 (the "Record Date").
We are soliciting a proxy to vote your shares at the Annual Meeting of Stockholders (the "Meeting"). Please refer to Stewart's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of directors.
This proxy statement and the enclosed [COLOR] proxy card are first being sent to shareholders on or about March [--], 2015.

INTRODUCTION
As of March 2, 2015, there were two classes of common stock issued by
Stewart: 1,050,012 Class B ("Insider") shares and 23,308,151 "Public" shares. The holders of the Insider shares are entitled to elect four directors and holders of the Public shares are entitled to elect five directors. We intend to nominate three persons to be elected by the Public shareholders.

There are four matters that are expected to be voted upon at the Meeting:
(1) the election of nine Directors; (2) an advisory resolution approving the compensation of Stewart's executive officers; (3) the ratification of KPMG LLP as Stewart's independent auditors for 2015 and (4) an advisory stockholder proposal relating to the conversion of the "insider" common stock into "Public" common stock. We are soliciting a proxy to vote your shares FOR the election of our three nominees as directors, AGAINST the advisory resolution approving the compensation of Stewart's executive officers, FOR the ratification of KPMG LLP as Stewart's independent auditors, and FOR the conversion of the Insider common stock into Public common stock.

REASON FOR THE SOLICITATION
Stewart has significantly underperformed its peers with respect to a number of key metrics. We believe Stewart has great untapped potential and that the primary impediment to realizing that potential is the disproportionate voting power of the Insider shares and the conflicts of interest between the owners of those shares and the owners of the Public shares. As a result, we think Stewart has been run more like a family business than a public company. Our goal is to elect directors who are committed to enhancing shareholder value for the Public shareholders by doing a thorough search to assemble a superior management team for Stewart. If the Inside Directors block that initiative, our nominees will seek to sell the company to an acquirer that can better achieve its earnings potential. We believe Stewart could be sold for much more than its recent stock price.

HOW PROXIES WILL BE VOTED
If you wish to vote FOR the election of our nominees and/or to vote on any of the above proposals, you may do so by completing and returning a [COLOR] proxy card to us or to our agent. Unless you direct otherwise, your shares will be voted FOR the election of our three nominees, AGAINST the advisory resolution regarding the compensation of Stewart's executive officers, FOR the ratification of KPMG LLP, and FOR the conversion of the Insider common stock into Public common stock.

 In addition, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

VOTING REQUIREMENTS
A quorum will exist if a majority of the holders of Public Stock and a majority of the holders of Insider Stock, issued and outstanding of each class, and entitled to vote, are present in person or represented by proxy. Directors shall be elected by a plurality of the votes cast by holders of the applicable class of shares. The other proposals will be decided by a majority of the votes of holders of the Public and Insider stock voting together as a single class. Abstentions are not votes cast and will have no effect on the outcome of any proposal. We do not expect any broker non-votes because this is a contested election.

REVOCATION OF PROXIES
You may revoke any proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy; or
(iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy. Only your latest dated proxy will be counted.

 PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, we intend to nominate the persons named below for election by the Public shareholders as directors. Unless instructed otherwise, your proxy will be voted FOR all of our nominees and FOR the following persons who are expected to be nominated by Stewart's board of directors: Glenn C. Christenson and Arnaud Ajdler. Please refer to Stewart's proxy soliciting material for additional information concerning the election of directors.

Nominee No. 1

Nominee No. 2

Nominee No. 3

There are no arrangements or understandings between Bulldog Investors and any of the above nominees in connection with the nominations.

PROPOSAL 2: ADVISORY VOTE APPROVING THE COMPENSATION OF
STEWART'S EXECUTIVE OFFICERS

Please refer to Stewart's proxy soliciting material for additional information concerning this proposal. We believe Stewart's executive officers are overcompensated based upon its performance relative to its peers. Therefore, unless instructed otherwise, your proxy will be voted AGAINST this proposal.

PROPOSAL 3: RATIFICATION OF SELECTION OF AUDITORS

Please refer to Stewart's proxy soliciting material for additional information concerning this proposal. Unless instructed otherwise, your proxy will be voted to ratify the appointment of KPMG LLP as Stewart's independent auditors for 2015.

PROPOSAL 4: A RECOMMENDATION THAT THE BOARD OF DIRECTORS SUBMIT A PROPOSAL TO STOCKHOLDERS TO CONVERT THE INSIDER COMMON STOCK INTO PUBLIC COMMON STOCK.

Please refer to Stewart's proxy soliciting material for additional information concerning this proposal. Importantly, it states: "The Board recognizes that dual class capital structures is a controversial topic, and the Board wants to use this proposal as an opportunity for stockholders to express their views on this subject without being influenced by any formal recommendation the Board might make." Stewart's dual class structure creates conflicts of interest and, in our opinion, is the primary impediment to assembling an outstanding management team. We know of no legitimate reason to retain the dual class capital structure. Therefore, unless instructed otherwise, your proxy will be voted FOR this proposal. Approval of this proposal will not eliminate the dual class structure but it will send a message to the holders of the Insider shares that they should consider voting to eliminate it.

THE SOLICITATION

	We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed [COLOR] proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

	Initially, we and our clients will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $100,000.

PARTICIPANTS

 	Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, is the soliciting stockholder and beneficially owns ---------- shares on behalf of clients which were purchased at various times beginning on ------------. No shares have been sold. No "participant" has any direct or indirect arrangement or understanding with any person with respect to any securities of Stewart or with respect to future employment by the Stewart or any of its affiliates or to any future transactions to which the Stewart or any of its affiliates will or may be a party. A "participant," as defined by the SEC, includes Bulldog Investors, the nominees designated above, and each client advised by Bulldog Investors. The SEC's definition of a "participant" may be misleading because it suggests that a "participant" has a more active role in a solicitation than may be the case.

March --, 2015


PROXY CARD

Proxy Solicited in Opposition to the Board of Directors of Stewart Information Services Corporation ("Stewart") by Bulldog Investors, LLC for the 2015 Annual Meeting of Stockholders

The undersigned hereby appoints Phillip Goldstein, Rajeev Das, and Andrew Dakos, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of Stewart and any adjourned or postponed Meeting, and to vote on all matters that come before either meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [ ].)

1. ELECTION BY THE PUBLIC SHAREHOLDERS OF FIVE DIRECTORS.

[ ] FOR NOMINEE NO. 1			 	 [ ] WITHHOLD AUTHORITY

[ ] FOR NOMINEE NO. 2			 	 [ ] WITHHOLD AUTHORITY

[ ] FOR NOMINEE NO. 3				 [ ] WITHHOLD AUTHORITY

[ ] FOR GLENN C. CHRISTENSON		         [ ] WITHHOLD AUTHORITY

[ ] FOR ARNAUD AJDLER				 [ ] WITHHOLD AUTHORITY

2: ADVISORY VOTE APPROVING THE COMPENSATION OF STEWART'S EXECUTIVE OFFICERS.

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

3:  RATIFICATION OF THE SELECTION OF KPMG LLP AS AUDITORS FOR 2015.

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

4. AN ADVISORY PROPOSAL TO ELIMINATE STEWART'S DUAL CLASS CAPITAL STRUCTURE.

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above, AGAINAST PROPOSAL 2 and FOR Proposals 3 and 4. The undersigned hereby acknowledges receipt of the proxy statement dated March --, 2015 of Bulldog Investors, LLC and revokes any proxy previously executed.

Signature(s)___________________________________  	Dated: _______________